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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in (i) the Registration Statement (Form S-8 No. 33-82664) pertaining to the 1994 Stock Incentive Plan, (ii) the Registration Statement (Form S-8 No. 33-94830) pertaining to the 1995 Employee Stock Purchase Plan, and (iii) the Registration Statement (Form S-8 No. 333-14285) pertaining to the 1994 Stock Incentive Plan of La Jolla Pharmaceutical Company of our report dated February 11, 2000, with respect to the financial statements of La Jolla Pharmaceutical Company included in the Annual Report (Form 10-K) for the year ended December 31, 1999.



                                           ERNST & YOUNG LLP

San Diego, California
February 24, 2000